Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227214 and 333-228179 on Form S-3 and Registration Statement No. 333-225673 (including Post-effective Amendment No. 1 thereto) on Form S-8 of our reports dated March 2, 2020, relating to the consolidated financial statements and financial statement schedules of Evergy, Inc. and subsidiaries, and the effectiveness of Evergy, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Evergy, Inc. for the year ended December 31, 2019.

Kansas City, Missouri
March 2, 2020